United Security Bancshares -
Second Quarter Profits: $2.1 million

FRESNO, CA - July 16, 2015. United Security Bancshares (Nasdaq: UBFO), today announced its unaudited financial results for the quarter ended June 30, 2015. The Company reported consolidated net income of $2,063,000 or $0.13 per basic and diluted common share for the quarter ended June 30, 2015, as compared to $2,047,000 or $0.13 per basic and diluted common shares for the quarter ended June 30, 2014. United Security Bancshares recognized net income of $3,291,000 for the six months ended June 30, 2015, an improvement of $335,000, or 11.33%, relative to the net income in the six months ended June 30, 2014. Basic and diluted earnings per share increased to $0.21 for the six months ended June 30, 2015, as compared to $0.19 for the six months ended June 30, 2014.

“We reported another quarter of solid profitability, generating growth in loans and deposits, improving credit quality, and further enhancing operating efficiencies," said Dennis R. Woods, President and Chief Executive Officer of the Company. "We continue to achieve important strategic and operational progress which is demonstrated by our ability to consistently generate solid results."

Second Quarter 2015 Highlights (at or for the period ended June 30, 2015)

▪	Basic and diluted earnings per share increased 62.5% to $0.13 from the preceding quarter and are unchanged compared to the quarter ended June 30, 2014.

▪	Net interest income increased to $6,526,000, compared to $6,224,000 in the preceding quarter and $5,916,000 for the quarter ended June 30, 2014.

▪	Net interest margin increased to 4.30%, compared to 4.26% in the preceding quarter and 4.14% for the quarter ended June 30, 2014.

▪	Net recoveries totaled $264,000, compared to $60,000 in the preceding quarter and $58,000 for the quarter ended June 30, 2014.

▪	Total loans increased to $504,130,000, compared to $457,595,000 at December 31, 2014 and $422,168,000 at June 30, 2014.

▪	Nonperforming assets declined to $28,149,000, compared to $29,586,000 at December 31, 2014 and $28,669,000 at June 30, 2014.

▪	The allowance for credit losses as a percentage of gross loans declined to 2.29%, compared to 2.35% at December 31, 2014 and 2.62% at June 30, 2014.

▪	Total deposits increased to $579,961,000, compared to $565,373,000 at December 31, 2014 and $556,065,000 at June 30, 2014.

▪	Tangible book value per share increased to $5.18, compared to $5.08 at December 31, 2014 and $4.97 at June 30, 2014.

Annualized return on average equity (ROAE) for the six months ended June 30, 2015 was 7.85%, compared to 7.64% for the six months ended June 30, 2014. Annualized return on average assets (ROAA) was 0.98% for the six months ended June 30, 2015, compared to 0.90% for the six months ended June 30, 2014. The increases in ROAE and ROAA for the six months ended June 30, 2015 were partially due to growth in the loan portfolio during the first half of 2015 and the resulting favorable impact on interest income. Net income increased for the six months ended June 30, 2015 compared to the same period ended June 30, 2014, and our net interest margin strengthened from 3.97% for the six months ended June 30, 2014 to 4.28% for the six months ended June 30, 2015. The 31 basis point increase in net interest margin in the period-to-period comparison resulted primarily from growth of the loan portfolio, which is a higher yielding asset, compared to overnight investments with the Federal Reserve Bank.

Annualized return on average equity (ROAE) for the quarter ended June 30, 2015 was 9.7%, compared to 10.44% for the same period in 2014. Annualized return on average assets (ROAA) was 1.21% for the quarter ended June 30, 2015, compared to 1.25% for the same period in 2014. The reduction in ROAA and ROAE comparing the second quarters ended June 30, 2014 and 2015 is primarily due to a $691,000 gain on sale of investment recognized during the second quarter of 2014.

The Board of Directors of United Security Bancshares declared a second quarter 2015 stock dividend of one percent (1%) on June 23, 2015. The stock dividend was payable to shareholders of record on July 6, 2015, and the shares will be issued on July

17, 2015. This marks the 27th consecutive quarterly stock dividend since initiated in 2008. The Company's Board of Directors have elected to issue stock dividends in order to preserve capital for future growth opportunities.

Total assets were up $19,151,000, or 2.89% in the first six months of 2015, due to net growth of $46,535,000 in gross loan balances. Loan volume was favorably impacted by the purchase of $18,924,000 in residential mortgage loans in addition to a $20,327,000 net increase in real estate construction loans. Total deposits increased $14,588,000 or 2.58% to $579,961,000 during the six months ended June 30, 2015. The cost of average deposits declined from 0.19% for the quarter ended June 30, 2014 to 0.17% for the quarter ended June 30, 2015. Shareholders’ equity at June 30, 2015 was $86,004,000, up $3,178,000 from shareholders’ equity of $82,826,000 at December 31, 2014.

Net interest income for the six months ended June 30, 2015 totaled $12,750,000, an increase of $1,369,000 from the $11,381,000 reported for the six months ended June 30, 2014. The net interest margin was 4.28% for the six months ended June 30, 2015, as compared to 3.97% for the six months ended June 30, 2014. The Company experienced an improvement in net interest margin due to a shift within average interest-earning assets from low-yielding overnight investments to higher-yielding loans. Net interest income for the quarter ended June 30, 2015 totaled $6,526,000, an increase of $610,000 from $5,916,000 reported for the quarter ended June 30, 2014. The net interest margin was 4.30% for the quarter ended June 30, 2015, as compared to 4.14% for the quarter ended June 30, 2014. The improvement in the net interest margin on a quarterly comparison basis is primarily due to reinvestment of overnight investments into loans, partially offset by a 44 basis point decrease in yield on the loan portfolio.

Noninterest income for the six months ended June 30, 2015 totaled $2,467,000, reflecting a decrease of $355,000 from $2,822,000 in noninterest income reported for the six months ended June 30, 2014. Customer service fees continue to provide the majority of the Company's noninterest income, totaling $1,699,000 and $1,682,000 for the six months ended June 30, 2015 and 2014, respectively. On a year-over-year comparative basis, non-interest income decreased primarily due to to a gain of $691,000 on the sale of an investment in 2014, partially offset by an increase of $328,000 on gain on the fair value option of financial liabilities. Noninterest income for the quarter ended June 30, 2015 totaled $1,546,000, reflecting a decrease of $559,000 from $2,105,000 in noninterest income reported for the quarter ended June 30, 2014, primarily due to to a gain of $691,000 on the sale of an investment for the quarter ended June 30, 2014, partially offset by an increase of $108,000 on gain on the fair value option of financial liabilities for the quarter ended June 30, 2015. Customer service fees totaled $866,000 for the quarter ended June 30, 2015, as compared to $888,000 for the quarter ended June 30, 2014.

For the six months ended June 30, 2015, noninterest expense totaled $9,390,000, a decrease of $148,000 as compared to $9,538,000 for the six months ended June 30, 2014. On a year-over-year comparative basis, noninterest expense decreased primarily due to decreases of $170,000 in net cost on OREO and $101,000 in salaries expense during the six months ended June 30, 2015, compared to the same period ended June 30, 2014. Partially offsetting the decreases were increases in professional fees and occupancy expenses. Noninterest expense totaled $4,682,000 for the quarter ended June 30, 2015, a decrease of $62,000 as compared to $4,744,000 reported for the quarter ended June 30, 2014. The decrease of $75,000 in professional fees is attributed to one-time recoveries of legal expenses.

The Company recorded a provision for credit losses for $457,000 for the six months ended June 30, 2015 in connection with a few borrower relationships that exhibited credit deterioration. The Company had a recovery of provision of $140,000 for the six months ended June 30, 2014. The Company had a recovery of provision for loan loss of $2,000 for the quarter ended June 30, 2015, compared to a recovery of provision of $93,000 for the quarter ended June 30, 2014. Net loan recoveries totaled $324,000 for the six months ended June 30, 2015, as compared to net recoveries of $201,000 for the six months ended June 30, 2014. Net loan recoveries totaled $264,000 for the quarter ended June 30, 2015, as compared to net loan recoveries of $58,000 for the quarter ended June 30, 2014.

With a modest recovery in the economy and real estate markets within the Bank's service area, the Company has maintained an adequate allowance for loan losses which totaled 2.29% of total loans at June 30, 2015, a slight decline compared to 2.35% of total loans at December 31, 2014 and 2.62% at June 30, 2014. The decline in our allowance for loan losses has been driven by the growth in our loan portfolio and a decrease in our historical loss percentages due to lower levels of loan charge-offs and improved credit quality. In determining the adequacy of the allowance for loan losses, Management's judgment is a significant factor and management considers the allowance for credit losses at June 30, 2015 to be adequate.

Non-performing assets, comprised of nonaccrual loans, troubled debt restructures (TDR), other real estate owned through foreclosure (OREO), and loans more than 90 days past due and still accruing interest, decreased approximately $1,437,000 between December 31, 2014 and June 30, 2015 to $28,149,000. Nonperforming assets as a percentage of total assets decreased from 4.46% at December 31, 2014 to 4.13% at June 30, 2015. Nonaccrual loans decreased $1,577,000 between December 31,

2014 and June 30, 2015 to $8,358,000. Impaired loans totaled $14,582,000 at June 30, 2015, a decrease of $1,455,000 from the balance of $16,037,000 at December 31, 2014.

About United Security Bancshares
United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno and operates 11 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, Consumer Lending, and Financial Services departments. For more information, please visit www.unitedsecuritybank.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company’s market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in laws, and regulations on the Company and its business; (8) changing bank regulatory conditions, policies, whether arising as new legislation or regulatory initiatives or changes in our regulatory classifications, that could lead to restrictions on activities of banks generally or as to the Bank, including specifically the formal order between the Federal Reserve Bank of San Francisco and the Company and the Bank, (9) failure to comply with the written regulatory agreement under which the Company is subject and (10) unknown economic impacts caused by the State of California’s budget issues, including the effect on Federal spending do to sequestration required by the Budget Control Act of 2011. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on the Company's specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect the Company's performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and particularly the section of Management’s Discussion and Analysis. Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission ("SEC").

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(in thousands)
	June 30, 2015	December 31, 2014
Assets
Cash and noninterest-bearing deposits in other banks	$22,708	$21,348
Cash and due from Federal Reserve Bank	59,445	82,229
Cash and cash equivalents	82,153	103,577
Interest-bearing deposits in other banks	1,525	1,522
Investment securities available for sale (at fair value)	42,779	48,301
Loans and leases, net of unearned fees	504,130	457,595
Less: Allowance for credit losses	(11,552)	(10,771)
Net loans	492,578	446,824
Premises and equipment - net	11,193	11,550
Other real estate owned	14,010	14,010
Goodwill and intangible assets	4,488	4,488
Cash surrender value of life insurance	17,975	17,717
Deferred income taxes	6,855	6,853
Other assets	8,764	8,327
Total assets	$682,320	$663,169
Deposits
Noninterest bearing demand deposits	$235,498	$215,439
Money market, NOW, and savings	269,849	271,789
Time	74,614	78,145
Total deposits	579,961	565,373
Accrued interest payable	28	40
Other liabilities	6,411	4,815
Junior subordinated debentures (at fair value)	9,916	10,115
Total liabilities	596,316	580,343
Shareholders' equity

Common stock, no par value 20,000,000 shares authorized, 15,735,131 issued and outstanding at June 30, 2015, and 15,425,086 at December 31, 2014	50,914	49,271
Retained earnings	35,392	33,730
Accumulated other comprehensive loss	(302)	(175)
Total shareholders' equity	86,004	82,826
Total liabilities and shareholders' equity	$682,320	$663,169

United Security Bancshares
Consolidated Statements of Income (unaudited)
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Interest income:
Interest and fees on loans	$6,634	$5,940	$12,913	$11,415
Interest on investment securities	166	233	380	461
Interest on deposits in FRB	37	64	83	147
Interest on deposits in other banks	1	1	3	3
Total interest income	6,838	6,238	13,379	12,026
Interest expense:
Interest on deposits	253	259	512	521
Interest on other borrowed funds	59	63	117	124
Total interest expense	312	322	629	645
Net interest income	6,526	5,916	12,750	11,381
(Recovery of provision) provision for credit losses	(2)	(93)	457	(140)
Net interest income after (recovery of provision) provision for credit losses	6,528	6,009	12,293	11,521
Non-interest income:
Customer service fees	866	888	1,699	1,682
Increase in cash surrender value of bank-owned life insurance	130	128	258	255
Gain (loss) on Fair Value of Financial Liability	324	216	199	(129)
Gain on sale of other investment	—	691	—	691
Gain on sale of fixed assets	—	25	—	25
Other non-interest income	226	157	311	298
Total non-interest income	1,546	2,105	2,467	2,822
Non-interest expense:
Salaries and employee benefits	2,273	2,279	4,704	4,805
Occupancy expense	1,034	956	1,974	1,829
Data processing	28	28	59	69
Professional fees	252	327	600	507
Regulatory assessments	225	239	471	472
Director fees	68	61	124	117
Amortization of intangibles	—	15	—	62
Correspondent bank service charges	19	30	38	59
Loss on California tax credit partnership	30	24	60	47
Net cost on operation and sale of OREO	126	84	194	364
Other non-interest expense	627	701	1,166	1,207
Total non-interest expense	4,682	4,744	9,390	9,538

Income before income tax provision	3,392	3,370	5,370	4,805
Provision for income taxes	1,329	1,323	2,079	1,849
Net income	$2,063	$2,047	$3,291	$2,956

Basic earnings per common share	$0.13	$0.13	$0.21	$0.19
Diluted earnings per common share	$0.13	$0.13	$0.21	$0.19
Weighted average basic shares for EPS	15,735,131	15,710,238	15,735,131	15,710,238
Weighted average diluted shares for EPS	15,737,009	15,718,463	15,737,007	15,716,973

United Security Bancshares
Average Balances and Rates (unaudited)
(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Average Balances:
Loans (1)	$498,981	$413,039	$482,970	$404,207
Investment Securities – taxable	45,980	52,223	46,863	48,534
Interest-bearing deposits in other banks	1,524	1,517	1,523	1,516
Interest-bearing deposits in FRB	61,424	107,394	69,297	124,032
Total interest-earning assets	607,909	574,173	600,653	578,289
Allowance for credit losses	(11,410)	(11,106)	(11,117)	(11,061)
Cash and due from banks	21,806	18,746	21,509	19,653
Other real estate owned	14,018	14,281	14,014	14,131
Other non-earning assets	51,359	58,590	53,255	59,533
Total average assets	683,682	654,684	678,314	660,545

Interest bearing deposits	349,148	329,381	350,512	330,959
Junior subordinated debentures	10,198	11,481	10,139	11,317
Total interest-bearing liabilities	359,346	340,862	360,651	342,276
Noninterest-bearing deposits	231,072	227,021	225,421	232,495
Other liabilities	7,983	8,136	7,659	7,793
Total liabilities	598,401	576,019	593,731	582,564
Total equity	85,281	78,665	84,583	77,981
Total liabilities and equity	$683,682	$654,684	$678,314	$660,545

Average Rates:
Loans (1)	5.33%	5.77%	5.39%	5.69%
Investment securities- taxable	1.45%	1.79%	1.64%	1.92%
Interest-bearing deposits in other banks	0.26%	0.26%	0.40%	0.40%
Interest-bearing deposits in FRB	0.24%	0.24%	0.24%	0.24%
Earning assets	4.51%	4.36%	4.49%	4.19%
Interest bearing deposits	0.29%	0.32%	0.29%	0.32%
Junior subordinated debentures	2.32%	2.20%	2.33%	2.21%
Total interest-bearing liabilities	0.35%	0.38%	0.35%	0.38%
Net interest margin	4.30%	4.14%	4.28%	3.97%

(1) Loan amounts include nonaccrual loans, but the related interest income has been included only if collected for the period prior to the loan being placed on a nonaccrual basis.

United Security Bancshares
Credit Quality (unaudited)
(dollars in thousands)

	June 30, 2015	December 31, 2014	June 30, 2014
Commercial and industrial	$1,330	$433	$143
Real estate - mortgage	1,570	4,361	9,406
RE construction & development	5,008	5,141	—
Agricultural	—	—	—
Installment/other	450	—	—
Total Nonaccrual Loans	$8,358	$9,935	$9,549

Restructured Loans	5,781	5,641	5,020
Total nonperforming loans	$14,139	$15,576	$14,569
Other real estate owned	14,010	14,010	14,100
Total nonperforming assets	$28,149	$29,586	$28,669

Nonperforming assets to total gross loans	5.58%	6.47%	6.79%
Nonperforming assets to total assets	4.13%	4.46%	4.39%
Allowance for loan losses to nonperforming loans	81.70%	69.15%	75.84%

United Security Bancshares
Selected Financial Data (unaudited)
(dollars in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Annualized return on average assets	1.21%	1.25%	0.98%	0.90%
Annualized return on average equity	9.70%	10.44%	7.85%	7.64%
Annualized net recoveries to average loans	(0.21)%	(0.06)%	(0.14)%	(0.10)%

	June 30, 2015	December 31, 2014	June 30, 2014
Shares outstanding - period end	15,735,131	15,425,086	15,097,282
Book value per share	$5.47	$5.37	$5.27
Tangible book value per share	$5.18	$5.08	$4.97
Efficiency ratio	60.43%	64.57%	67.44%
Total impaired loans	$14,582	$16,037	$14,486
Loan to deposit ratio	86.92%	80.94%	75.92%
Allowance for credit losses to total loans	2.29%	2.35%	2.62%